UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2009
Date of Report (Date of earliest event reported)

I-Level Media Group Incorporated
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52069 (Commission File Number)	98-0466350 (IRS Employer Identification No.)

306-1110 Hamilton Street Vancouver, British Columbia (Address of principal executive offices)	V6B 2S2 (Zip Code)

604-339-7401
Registrant's telephone number, including area code

Suite 5B-98 Liu He Road, Shanghai, People's Republic of China 200001
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 4, 2009, the Board of Directors of i-level Media Group Incorporated (the "Company") accepted the resignation of Aidan Sullivan as a director and officer of the Company and the termination of Ian Sullivan as an officer of the Company.

Also effective August 4, 2009, the Board of Directors of the Company accepted the consent of Francis Chiew to serve as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a Director of the Company.

Since February 2006 to present, Mr. Chiew has served as the Managing Director of Lightship Asia Pacific, LLC (USA) ("LAP") and as a director and the General Manager of two of LAP's joint ventures - China Lightship Leasing Co. (HK) Ltd. ("CLLC") and Beijing Lightship Advertising Co. Ltd ("BLAC"). LAP, CLLC and BLAC were formed to establish advertising opportunities using airships. From 2004 to January 2006, Mr. Chiew served as a director of FBV Corporation Pte Ltd., a private company with varying business interests, including electronic product delivery and payment solutions. From 2002 to May 2004, Mr. Chiew served as the Director of Business Development - Asia for EPOSS Limited (formerly ROK Group). EPOSS Limited, which subsequently became a subsidiary of Western Union, First Data Corporation, U.S.A., was primarily involved with the development of prepayment solutions and systems within the banking and telecommunications industries.

As a result of the Board of Director's acceptance of the changes set forth above, the Company's sole director and officer is Francis Chiew.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Effective July 8, 2011, the Company effected a reverse stock split (the "Reverse Split") of its authorized and issued and outstanding shares of common stock on a one new share for seventy old shares basis (1:70), as set forth in a Certificate of Change and subsequent Certificate of Correction filed with the Nevada Secretary of State, which are attached as exhibits to this Current Report on Form 8-K.

As a result of the Reverse Split, the Company's authorized share capital decreased from 1,025,000,000 shares of common stock to 14,642,857 shares of common stock and correspondingly, the Company's issued and outstanding share capital decreased from 64,317,709 shares of common stock to 918,780 shares of common stock.

Item 8.01     Other Events

The Reverse Split became effective with the OTC Bulletin Board at the opening for trading on July 8, 2011 under the stock symbol "ILVLD". However, the "D" in the Company's symbol (which signifies a stock split) will be removed 20 business days from July 8, 2011, at which time the Company's symbol will revert back to "ILVL". The Company's new CUSIP number is 44966E208.

Item 9.01 Financial Statements and Exhibits.
Exhibit Number	Document
3.1	Certificate of Change filed with the Secretary of State of Nevada on June 29, 2011.
3.2	Certificate of Correction filed with the Secretary of State of Nevada on July 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
I-LEVEL MEDIA GROUP INCORPORATED
DATE: July 8, 2011	/s/ Francis Chiew Francis Chiew Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director

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